ART'S-WAY MANUFACTURING CO., INC.
                           ARMSTRONG, IOWA 50514-0288
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 25, 2000


To:	The Shareholders of
	ART'S-WAY MANUFACTURING CO., INC.

Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Tuesday, April 25, 2000, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

	(1) To elect six (6) directors to serve until the next Annual Meeting of Shareholders or until such time as their successors are elected and qualified;

	(2) To consider and vote upon a proposal to ratify the appointment of KPMG LLP as independent public accountants of the Company for the year ending November 30, 2000; and

	(3) To transact such other business as may properly come before the meeting.

	NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

  Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on March 3, 2000 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed. You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.



          				      By Order of the Board of Directors

                        						William T Green,
        			              		   Secretary

Armstrong, Iowa
March 10, 2000


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                PROXY STATEMENT
                       ANNUAL MEETING OF SHAREHOLDERS OF
                      ART'S-WAY MANUFACTURING CO., INC.
                         ARMSTRONG, IOWA  50514-0288

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Tuesday, April 25, 2000 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on March 3, 2000 are entitled to notice of and to vote at the Meeting.

                                  PROXIES

  Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting.
No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation. The Company has retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement